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                                                                   EXHIBIT 10.45

                                [UBS LETTERHEAD]

     MEMORANDUM

     August 24, 2001



     TO   Emile Sanchez

     cc   Philip Freeborn, Kurt Wolf, Jean Lequarre, Wayne McGlashan, Geoff
          Linnell

   FROM   Ian Malpas, UBS AG

SUBJECT   PRIVATE BANKING, PEROT SYSTEMS RELATIONSHIP


     1.   COMMERCIAL FRAMEWORK

     This document sets out a proposed evolution of the commercial framework between UBS A.G. ("UBS") acting through UBS Private Banking ("UBS PB" which term means the whole of UBS Private Banking division, both inside and outside Switzerland) and Perot Systems Corporation ("PSC") with regard to IT services provided under the Amended and Restated Master Operating Agreement dated as of January 1, 1997 ("MOA"), the Master Project Agreement dated as of January 1, 1996 ("MPA"), and the Second Amended and Restated Agreement for EPI Operational Management Services dated as of June 28, 1998 ("EPI Agreement"), all between Swiss Bank Corporation (the predecessor of
     UBS) and PSC. This document is intended to be legally binding agreement between UBS and PSC.

     2.   TERMS OF NEW ARRANGEMENT

     The arrangements outlined in this document will remain in effect until the termination of the EPI Agreement (currently due to expire on 1 January
     2007) either because it is superseded by unit price contracts agreed in writing by UBS and PSC, which terminate the EPI Agreement, or because it terminates in accordance with its terms. It is expected that these unit price contracts will be agreed by 30 November 2001.

     3.   CLASSIFICATION OF SERVICES

     UBS PB and PSC accept that two classes of service have been identified: IT Production Services and Other IT Services.

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                                     PRIVATE BANKING, PEROT SYSTEMS RELATIONSHIP
                                     AUGUST 24, 2001
                                     PAGE 2 OF 4



    3.1    IT PRODUCTION SERVICES

    3.1.1 For the purposes of this document "IT Production Services" means the IT services supplied to "run the bank" which comprises services of the type listed below being provided to UBS PB as at 1 January, 2001:

           o  Customer Services (Call Centre, Desktop Support, RFS, Moves)
           o Compute Services (i.e. UNIX, AS/400, Win NT/Win 2000, Operations, Disk Storage, Database, ESM)
           o  Software Distribution (Win NT and Win 2000)
           o  Distributed Systems Engineering (including LDIP development)
           o  Mobile-Computing Support (excluding remote access/VPN services)
           o Internet/Intranet/Extranet Administration & Support (excluding firewall service)
           o  Messaging Services (email)
           o Production Tools for User Self-Help, Problem-Logging, Change Management, Service Requests and Management information reporting.

    3.1.2 IT Production Services will be provided by PSC to UBS PB on a "cost only" basis, on the same basis as "Scope of Services" are provided to UBS Warburg under the EPI Agreement, until such time as the monthly cost of the services exceeds $50 million annualised as stated in the "Additional Services Letter" dated June 15, 2000 from Jim Champy to Philip Freeborn.

    3.1.3 PSC will be the preferred supplier to UBS PB of all UBS PB's requirements for IT Production Services (as defined above) and these will be covered by the same exclusivity provisions as apply to Scope of Services provided under the EPI Agreement (i.e. UBS PB will not enter into any agreements with 3rd parties relating to IT Production Services or, subject only to the next sentence, provide IT Production Services internally, without prior written PSC approval or written notification from PSC of intent to withdraw from provision of IT Production Services). Both parties agree and acknowledge than UBS PB will have the right to manage and operate its own IT Production Services in house at the locations and to the extent they are currently undertaken internally by UBS at the date of this agreement. These locations will be reviewed annually by the parties and may be changed by written agreement between UBS and PSC.

    3.1.4 Individual task orders under the MPA will be signed, where possible for 1 year, between PSC and UBS PB for all UBS PB's requirements for IT Production Services. These will be renewable for one year periods (corresponding to the UBS budget cycle). Taking into account (and subject to) the provisions of section 3.1.3 above, UBS may terminate a task order by giving not less than 90 days prior written notice to PSC.

    3.2    IT PRODUCTION SERVICES COMMERCIAL TERMS

    3.2.1 Monthly billings, which are payable in advance, will be raised by PSC directly to UBS PB, Annual budgeting requirements substantially similar to those applicable to the EPI Agreement will apply to the arrangements with UBS PB so as to ensure that UBS PB may adjust its annual IT production requirements as it evolves.

    3.2.2 Travel plans will be approved in advance by UBS PB, in accordance with UBS PB policy and margin will not be charged on expenses.

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                                     PAGE 3 OF 4



    3.2.3 Based upon current task order requests, the terms outlined above have a negative impact on PSC's 2001 P&L. In the spirit of the relationship and in recognition of this concession by PSC to UBS as a result of the variation in the current contractual arrangements outlined by this document, UBS PB will pay one-half of this foregone margin for IT Production Services provided by PSC between 1 January and 31 December 2001. This will be billed by PSC as a 20% mark-up on applicable IT Production Services provided to UBS PB, including retroactive increased billing from 1 January 2001 if applicable. This arrangement is wholly independent of the discount applicable under section 4.5 of Amendment No. 1 to the EPI Agreement dated as of 15 September 2000 (the "NSS Agreement") and section 4.5 of the NSS Agreement shall not apply to the mark-up chargeable under the section.

    3.2.4 The cost of IT Production Services provided to UBS PB under these arrangements will count towards the $50 million cap set forth in the Additional Services Letter.

    3.2.5 Taking into account (and subject to) the provisions of sections 3.2.1 through 3.2.4 above, for clarity:

           o  IT Production Services provided between 1 Jan 01 to 31 Dec 01:
                    COST + 20% = Invoice amount

           o  IT Production Services provided from 1 Jan 02 onwards:
                    COST = Invoice amount

    3.3    OTHER IT SERVICES

    3.3.1 Scope of Services: Any services provided by PSC that are not IT Production services. These will tend to be "change the bank" activities, typical (but non-exhaustive) examples include:

           o Resources developing the Executive Share Option Programme or Employee Equity Plan.

           o Resources supporting PBE Central Platform Product Upgrade architecture design.

    3.3.2 USB PB and PSC will sign individual task orders to cover each piece of Other IT Services work, under the MPA.

    3.4    OTHER IT SERVICES COMMERCIAL TERMS

    3.4.1 Monthly billings, which are payable in advance, will be made by PSC directly to UBS PB.

    3.4.2 These services will be billed under the cost-plus default terms of the MPA. UBS PB and PSC will seek to agree labour rates and, once agreed in writing, the cost-plus billing will be replaced by labour rate billing. The discounts set forth in section 4.5 of the NSS Agreement will be applied in accordance with the provisions of that section.

    3.4.3 For Clarity the Other IT Services provided to UBS PB from 1 Jan 2001 onwards:
                    COST + O'HEAD + (MARGIN - DISCOUNT) = Invoice amount

           Where:

           COST         = Cost to PSC of providing service
           O'HEAD       = Corporate overhead as specified in the Master Project
                          Agreement (10% to 14%)
           MARGIN       = Default margin as specified in the Master Project
                          Agreement (26.5%)
           DISCOUNT     = 50% of MARGIN as specified in section 4.5 the NSS
                          Agreement

    3.4.4 Travel plans will be approved in advance by UBS PB, in accordance with UBS PB policy and margin will not be charged on expenses.
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                                     AUGUST 24, 2001
                                     PAGE 4 OF 4

4. ACCOUNT MANAGEMENT

UBS PB will be liable for the costs associated with PSC account management and coordination. UBS PB propose the following project managers, who will allocate part of their time to management duties:

     o Tommy Attaway     - Switzerland
     o Tony Sze          - Asia
     o Hugh Cocks        - Europe
     o Richard Newman    - European Wealth Management

In addition, UBS acknowledges the need for an overall account manager, currently Geoff Linnell but to be transitioned to Claudio De Stefani, to manage the interface between Perot and UBS and to co-ordinate the project managers above. UBS will be liable for the costs associated with the portion of the time allocated to the PB account for this overall account management. UBS PB reserves the right to approve this individual, such approval not to be unreasonably withheld or delayed.

It is acknowledged by UBS that the named personnel in the account and project management roles above may change over time.

Please signify your consent to the provisions of this document by signing, dating and returning to me the attached copy of this document.

UBS AG

/s/ IAN MALPAS                         /s/ KURT WOLF

Ian Malpas                             Kurt Wolf
Managing Director                      Managing Director

31st August 01                         17th September, 01

Agreed:
Perot Systems Corporation
By:

/s/ DANIEL KARNUTA

Title:

Daniel Karnuta

Date: 28 September 01